UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

THE PNC Financial Services Group, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	25-1435979
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

249 Fifth Avenue, Pittsburgh, PA	15222-2727
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Warrants (expiring December 31, 2018)	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number to which this form relates: 333-164364

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The title of the securities to be registered hereunder is “Warrants (expiring December 31, 2018)” (the “Securities”). A description of the Securities is set forth under (i) the section captioned “Description of Warrants” in the registrant’s Prospectus, dated January 15, 2010 (the “Base Prospectus”), which relates to the registrant’s registration statement on Form S-3 (No. 333-164364), as supplemented by (ii) the section captioned “Description of the Warrants” in the registrant’s Preliminary Prospectus Supplement, dated April 27, 2010, to the Base Prospectus, which are hereby incorporated by reference into this registration statement.

Item 2.	Exhibits.

4.1	Warrant Agreement, dated April 29, 2010, between the registrant, Computershare Inc. and Computershare Trust Company, N.A.

4.2	Form of Warrant (included as part of Exhibit 4.1).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 30, 2010	THE PNC FINANCIAL SERVICES GROUP, INC. (Registrant)

	By:	/s/ Samuel R. Patterson
	Name:	Samuel R. Patterson
	Title:	Controller

EXHIBIT INDEX

Number	Description	Method of Filing
4.1	Warrant Agreement, dated April 29, 2010, between the registrant, Computershare Inc. and Computershare Trust Company, N.A.	Filed herewith.

4.2	Form of Warrant.	Included as part of Exhibit 4.1.

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